Exhibit 10.1
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

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In the Matter of	)	CONSENT ORDER
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THE DELAWARE COUNTY BANK	)
AND TRUST COMPANY	)
LEWIS CENTER, OHIO	)	FDIC-10-559b
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(STATE CHARTERED	)
INSURED NONMEMBER BANK))
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The Delaware County Bank and Trust Company, Lewis Center, Ohio (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and having waived those rights, by and through its duly elected and acting Board of Directors (“Board”), entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) dated October 22, 2010. Pursuant to the STIPULATION, the Bank has consented, without admitting or denying the charges of unsafe or unsound banking practices, and without admitting or denying any violations of law, rule, or regulation, to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC.
The FDIC has considered this matter and determined to accept the Stipulation.
Therefore, the FDIC HEREBY ORDERS that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns take the following affirmative action as follows:

MANAGEMENT
1. (a) Within 60 days from the effective date of this ORDER, the Bank shall have and retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER. The qualifications of management shall be assessed on its ability to:
(i)	comply with the requirements of this ORDER;

(ii)	operate the Bank in a safe and sound manner;

(iii)	comply with applicable laws, rules, and regulations; and

(iv)	restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.
(b) During the life of this ORDER, prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall request and obtain the written approval of the Regional Director of the FDIC, Chicago Region (“Regional Director”). For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).
CAPITAL
2. (a) Within 90 days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of 9 percent and its level of qualifying total capital as a percentage of risk- weighted assets (“total risk based capital ratio”) at a minimum of 13 percent. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.

(b) If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 for review. Any changes requested to be made in the materials by the FDIC shall be made prior to their dissemination.
(c) In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

LOSS CHARGE-OFF
3. As of the effective date of this Order the Bank shall charge off from its books and records any asset classified “Loss” in the FDIC’s Report of Examination dated March 29, 2010 (“ROE”).
PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS
4. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, so long as such credit remains uncollected.
(b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and is uncollected unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each director, and incorporated in the minutes of the applicable board of directors’ meeting. A copy of the statement shall be placed in the appropriate loan file.

REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS
5. (a) Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $250,000 which is more than 30 days delinquent or classified “Substandard” or “Doubtful” in the ROE. The plan shall include, but not be limited to, provisions which:
(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;

(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;

(iii)	Delineate areas of responsibility for loan officers;

(iv)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and

(v)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.
(b) As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC.
(c) A copy of the plan required by this paragraph shall be submitted to the Regional Director.

(d) While this ORDER remains in effect, the plan shall be revised to include assets which become more than 30 days delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.
LIQUIDITY PLAN
6. (a) Within 60 days from the date of this Order, the Bank shall formulate and adopt a plan for improving liquidity and reducing the dependency upon volatile liabilities to fund loans and long-term assets (“Liquidity Plan”). The Liquidity Plan shall be forwarded to the Regional Director for review and comment. The Liquidity Plan shall include, but not be limited to, the following:
(i)	Target percentage levels to which the Bank will reduce the volume of loans and other long-term assets which are funded by potentially volatile liabilities within 6 and 12 months from the date of this Order; and

(ii)	A contingency funding strategy that conforms to guidance in the FDIC’s Financial Institution Letter (“FIL”) 84-2008, Liquidity Risk Management, and FIL 13-2010, Funding and Liquidity Risk Management.
(b) The contingency funding strategy identified in the Liquidity Plan should, at minimum:
(i)	Define responsibilities and decision-making authority;

(ii)	Include an assessment of possible liquidity events;

(iii)	Detail how management will monitor for liquidity events, typically through stress testing of various scenarios;

(iv)	Assess the potential for triggering restrictions on access to brokered and high cost deposits;

(v)	Identify back-up facilities, conditions and limitations to their use, and circumstances where the Bank might use such facilities; and

(vi)	Ensure access is readily available to back-up facilities.
DIVIDEND RESTRICTION
7. As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director.
ALLOWANCE FOR LOANS AND LEASE LOSSES
8. (a) After the effective date of this ORDER, and prior to the submission of all Reports of Condition and Income required by the FDIC, the board of directors of the Bank shall review the adequacy of the Bank’s Allowance for Loan and Lease Losses (“ALLL”), provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC.
(b) ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.

AFFILIATE TRANSACTIONS
9. (a) As of the effective date of this ORDER, the Bank shall not, directly or indirectly enter into, participate in, or otherwise engage in or allow any extension of credit to any “affiliate” of the Bank or directly or indirectly enter into, participate in, or otherwise engage in or allow any “covered transaction” or “transaction covered” with any “affiliate” of the Bank regardless of whether such “extension of credit”, “covered transaction” or “transaction covered” would be prohibited, limited or otherwise regulated by Sections 23A or 23B of the Federal Reserve Act, 12 U.S.C. §§ 371c and 371c-l (“Sections 23A and 23B”).
(b) This section shall not apply to transactions with affiliates in the ordinary course of business in the areas of data processing; tax allocation; clerical services; or financial advisory and accounting services. These transactions remain subject to the provisions of Sections 23A and 23B.
(c) For purposes of this ORDER, “extension or credit” shall be defined as set forth at 12 C.F.R. § 215.3 and “affiliate,” “covered transaction” and “transaction covered” shall have the meanings set forth in Sections 23A and 23B.
PROFIT PLAN AND BUDGET
10. (a) Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar years 2011 and 2012. The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.

(b) The written profit plan shall address, at a minimum:
(i)	Realistic and comprehensive budgets;

(ii)	A budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections;

(iii)	Identification of major areas in, and means by which, earnings will be improved; and

(iv)	A description of the operating assumptions that form the basis for and adequately support major projected income and expense components.
(c) Within 30 days from the end of each calendar quarter following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
(d) A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.
(e) Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director.
STRATEGIC PLAN
11. (a) Within 60 days from the effective date of this ORDER, the Bank shall formulate, adopt, and implement a realistic, comprehensive strategic plan. The plan required by this paragraph shall contain an assessment of the Bank’s current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components. The written strategic plan shall address, at a minimum:
(i)	Strategies for pricing policies and asset/liability management; and

(ii)	Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings.

(b) Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
(c) The strategic plan required by this ORDER shall be revised 30 days prior to the end of each calendar year during which this ORDER is in effect. Thereafter the Bank shall approve the revised plan, which approval shall be recorded in the minutes of a board of directors’ meeting, and the Bank shall implement and adhere to the revised plan.
(d) Copies of the plan and revisions thereto required by this paragraph shall be submitted to the Regional Director.
CONCENTRATIONS OF CREDIT
12. Within 60 days from the effective date of this ORDER, the Bank shall formulate adopt and implement a written plan to manage each of the concentrations of credit identified on page 53 of the ROE in a safe and sound manner. At a minimum the plan must provide for written procedures for the ongoing measurement and monitoring of the concentrations of credit, and a limit on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.

CORRECTION OF VIOLATIONS
13. (a) Within 30 days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law, rule, and regulations listed on pages 22-25 of the ROE.
(b) Within 60 days from the effective date of this ORDER, the board shall receive training regarding laws and regulations governing transactions with affiliates, and within 30 days of completion of such training, the Board shall submit written certification evidencing the training to the Regional Director.
AUDIT
14. Within 60 days from the effective date of this ORDER, the Board shall execute an engagement letter to hire an accounting firm to complete an audit of the intercompany accounts between and among the Bank, DCB Financial, DataTasx and DCB Title Services, LLC (the “Intercompany Audit”). Within sixty (60) days from the date of the execution of the engagement letter with the accounting firm, the Bank shall have the Intercompany Audit completed. At a minimum, the Intercompany Audit should include a thorough review of the appropriateness of accounting methods and procedures used to allocate revenue and expenses among the Bank’s affiliated organizations a reconcilement of intercompany accounts for 2009 and 2010. The Bank’s practices and procedures reviewed in the Intercompany Audit should be in accordance with GAAP and regulatory guidance. The results of the Intercompany Audit shall be sent to the Regional Director within five (5) days of receipt by the Bank.

(b) Within thirty (30) days of the date the Bank receives the Intercompany Audit, the Bank shall make the appropriate adjustments to the Bank’s balance sheet or income statement to reflect the appropriate accounting treatment according to the findings in the Intercompany Audit.
NOTIFICATION TO SHAREHOLDER
15. Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.
MONITORING
16. Within 30 days from the effective date of this ORDER, the Bank’s board of directors shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.
PROGRESS REPORTS
17. Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.
This ORDER shall be effective upon its issuance by the FDIC.
The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC.
Pursuant to delegated authority.
Dated: October 27th, 2010.

FEDERAL DEPOSIT INSURANCE CORPORATION

/s/ M. Anthony Lowe M. Anthony Lowe
Regional Director
Chicago Regional Office